Exhibit 15.1

22 March 2024	Our Ref: JT/WL/M6207-S10414

The Board of Directors

Melco Resorts & Entertainment Limited

c/o lntertrust Corporate Services (Cayman) Limited

One Nexus Way

Camana Bay

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

FORM 20-F

We consent to the reference to our firm under the heading “Board Practices”, the heading “Documents on Display” and the heading “Corporate Governance” in the Annual Report on Form 20-F of Melco Resorts & Entertainment Limited for the year ended 31 December 2023, which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 22 March 2024 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Singapore) Limited Liability Partnership

WALKERS (SINGAPRE) LIMITED LIABILITY PARTNERSHIP

Walkers (Singapore) Limited Liability Partnership UEN/Reg. No. T09LL0833E 3 Church Street, 16-02 Samsung Hub, Singapore 049483 T +65 6595 4670 F +65 6595 4671 www.walkersglobal.com

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